Exhibit 8.1

[VINSON & ELKINS LETTERHEAD]

ATTORNEYS AT LAW

VINSON & ELKINS L.L.P.

2300 FIRST CITY TOWER

1001 FANNIN STREET

HOUSTON, TEXAS 77002-6760

TELEPHONE (713) 758-2222

FAX (713) 758-2346

www.velaw.com

August 29, 2003

Rayonier Inc.

50 North Laura Street

Jacksonville, FL 32202

Gentlemen:

We participated in the preparation of the registration statement on Form S-3 originally filed with the Securities and Exchange Commission by Rayonier Inc. (“Rayonier”), on July 22, 2003 (File No. 333-107213), as amended (the “Registration Statement”).

We hereby confirm that, subject to the assumptions and qualifications contained therein, the opinions attributable to us in the discussion under the heading “Material Federal Income Tax Consequences” in the prospectus included in the Registration Statement are our opinions with respect to the matters set forth therein.

We hereby consent to the reference to us in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.